Exhibit 3-2

[Reflects all amendments through December 8, 2015]

BY-LAWS

OF

TEGNA INC.

ARTICLE I.

Meetings of Stockholders

Section 1. Annual Meetings: The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may come before the meeting shall be held on such date and at such hour as shall each year be fixed by the Board of Directors.

Section 2. Special Meetings: Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of the stockholders may be called only by the Chairman of the Board or by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

Section 3. Place of Meeting: Meetings of stockholders of the Corporation shall be held at such place, either within or without the State of Delaware, as shall be fixed by the Board of Directors in the case of meetings called by the Board, or by the Chairman of the Board in the case of meetings called by the Chairman, and specified in the notice of said meeting.

Section 4. Notice of Meetings: Except as otherwise permitted or provided by law or these By-laws, written notice of each meeting of the stockholders shall be given to each stockholder of record entitled to vote at such meeting, whether annual or special, not less than ten (10) nor more than sixty (60) days before the day on which the meeting is to be held. A written waiver of notice of any meeting of stockholders, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Notice of any adjourned meeting of stockholders shall not be required to be given, except where expressly required by law.

Section 5. Organization: At each meeting of the stockholders, the Chairman of the Board, or in his absence, the Vice Chairman, or in the absence of both officers, an officer selected by the Chairman of the Board, or if the Chairman of the Board has made no selection, an officer selected by the Board, shall act as chairman of the meeting and the Secretary or, in his absence, an Assistant Secretary, if one be appointed, shall act as secretary of the meeting. In case at any meeting none of the officers who have been designated to act as chairman or secretary of the meeting, respectively, shall be present, a chairman or secretary of the meeting, as the case may be, shall be chosen by the vote of a majority in interest of the stockholders of the Corporation present in person or by proxy and entitled to vote at such meeting.

Section 6. Quorum and Conduct of Meetings.

(a) At each meeting of the stockholders, except where otherwise provided by law, the holders of a majority of the issued and outstanding shares of each class of stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business and a majority in amount of such quorum shall decide any questions that may come before the meeting. In the absence of a quorum, a majority in interest of the stockholders of the Corporation present in person or by proxy and entitled to vote, or, if no stockholder entitled to vote is present, any officer entitled to preside at, or act as secretary of, such meeting, shall have the power to adjourn the meeting from time to time until stockholders holding the requisite amount of stock shall be present or represented. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

(b) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be conducted in accordance with the rules of parliamentary procedure.

Section 7. Voting.

(a) At each meeting of stockholders every stockholder of record of the Corporation entitled to vote at such meeting shall be entitled to one vote for each share of stock of the Corporation registered in his name on the books of the Corporation on the record date for such meeting. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Such proxy shall be appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the secretary of the meeting, or shall otherwise be executed and transmitted as may be permissible under applicable law; provided, however, that no proxy shall be voted on after three years from its date unless said proxy provides for a longer period. At all meetings of the stockholders, all matters (except where other provision is made by statute, by the Certificate of Incorporation or by these By-laws) shall be decided by the vote of a majority of the stock present in person or by proxy and entitled to vote at the meeting. At each meeting of stockholders for the election of Directors, the voting for Directors need not be by ballot unless the chairman of the meeting or the holders, present in person or by proxy, of a majority of the stock of the Corporation entitled to vote at such meeting shall so determine.

(b) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless a proper court upon application by a stockholder shall determine otherwise.

(c) The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

(d) The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, (v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots, and (vi) perform such other duties as may be required by law or designated by the Secretary of the Corporation. In performing their duties, the inspectors of election shall follow applicable law and the instructions of the Secretary.

Section 8. List of Stockholders: It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger, either directly or through another officer of the Corporation designated by him or through a transfer agent or transfer clerk appointed by the Board of Directors, to prepare and make available, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for said ten (10) days, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where said meeting is to be held. The list shall be produced and kept at the time and place of said meeting during the whole time thereof and subject to the inspection of any stockholder who shall be present thereat. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, such list or the books of the Corporation, or to vote in person or by proxy at such meeting.

Section 9. Stockholder Action: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

ARTICLE II.

Board of Directors

Section 1. General Power: The property, business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 2. Number and Terms: Except as otherwise fixed pursuant to the provisions of Article FOURTH of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the directors of the Corporation shall be fixed from time to time by majority vote of the entire Board of Directors. Without limiting the term of any director previously elected, directors elected to the board of directors after the annual meeting of stockholders to be held in 2007 shall hold office until the first annual meeting of stockholders following their election and until his or her successor shall have been duly elected and qualified or until the director’s prior death, resignation or removal.

Section 3. Qualifications of Directors: A director who has not served as an executive of the Corporation shall be eligible to serve as a member of the Board of Directors until the first annual meeting of shareholders following his or her seventieth birthday.

A director who has served as an executive of the Corporation shall be eligible to serve as a member of the Board of Directors until the first annual meeting of shareholders following his or her sixty-fifth birthday, and if such officer has served or is serving as the chief executive officer of the Corporation, the age of eligibility for his or her Board service may be extended past age 65 if the Board of Directors, in its sole discretion, deems it advisable under the circumstances.

Notwithstanding the foregoing, no one who has at any time served as an executive of this Corporation, whether or not as the chief executive officer, shall be eligible to serve as a member of the Board of Directors after the first annual meeting of shareholders following the date on which he or she retires under the Corporation’s retirement plan.

Section 4. Notice of Stockholder Business and Nominations.

(A) Annual Meetings of Stockholders. (1) Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who (i) was a stockholder of record at the time of giving of notice provided for in this By-Law and at the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this By-Law as to such business or nomination; clause (c) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(2) Without qualification, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Article II, Section 4(A)(1)(c) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 100th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 100th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 110 days prior to such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. To be in proper form, a stockholder’s notice (whether given pursuant to this Section 4(A)(2) or Section 4(B)) to the Secretary of the Corporation must: (a) set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (ii) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Corporation, (D) any short interest in any security of the Corporation (for purposes of these By-laws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act; (b) if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business and (ii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; (c) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection as a director (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (d) with respect to each nominee for election or reelection to the Board of Directors, include the completed and signed questionnaire, representation and agreement required by Article II, Section 5 of these By-Laws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(3) Notwithstanding anything in the second sentence of Article II, Section 4(A)(2) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 110 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (i) is a stockholder of record at the time of giving of notice provided for in this By-Law and at the time of the special meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this By-Law as to such nomination. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Article II, Section 4(A)(2) of this By-Law with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Article II, Section 5 of these By-Laws) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 100th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 110 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(C) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded.

(2) For purposes of this By-Law, “public announcement” shall mean disclosure in a press release reported by national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law; provided, however, that any references in these By-Laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 4(A)(1)(c) or Section 4(B) of this By-Law. Nothing in this By-Law shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these By-Laws.

Section 5. Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Article II, Section 4 of these By-Laws) to the Secretary of the Corporation at the principal executive offices of the Corporation a written questionnaire with respect to the background, qualification and experience of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) will abide by the requirements of Article II, Section 6 of these By-Laws, (B) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (D) ~~beneficially owns, or agrees to purchase within 90 days if elected as a director of the Corporation, not less than one thousand shares of stock of the Corporation and to increase his or her stock ownership until he or she reaches a minimum guideline amount of 20,000 shares of stock of the Corporation, to be achieved within five years (“Qualifying Shares”) (subject to adjustment for any stock splits or stock dividends occurring after May 7, 2013), will not dispose of such minimum number of shares so long as such person is a director, and~~ has disclosed therein whether all or any portion of ~~the Qualifying Shares~~any shares of stock of the Corporation beneficially owned by such person were purchased with any financial assistance provided by any other person and whether any other person has any interest in the ~~Qualifying Shares (~~shares of ~~common~~ stock ~~issuable upon vesting of restricted stock units or in a director’s account in the Corporation’s deferred compensation plan shall be counted for purposes of this ownership requirement)~~of the Corporation beneficially owned by such person, and (E) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

Section 6. Election: Except as provided in Section 9 of this Article or as otherwise required by law or by the Certificate of Incorporation, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if on the record date for such meeting the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a director must exceed 50% of the votes cast with respect to that director. If a nominee who is already serving as a director is not elected, the director shall offer to tender his or her resignation to the Board. The Nominating and Public Responsibility Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Board’s decision. Each Director shall hold office until his or her successor shall be duly elected and qualified, or until death, resignation or removal in the manner hereinafter provided, or until he or she shall cease to qualify.

Section 7. Resignation: Any Director of the Corporation may resign at any time by giving notice in writing or by electronic transmission to the Corporation. The resignation of any Director shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 8. Removal of Directors: Any Director may be removed from office, with cause, by the affirmative vote of the holders of record of a majority of the combined voting power of the outstanding shares of Stock entitled to vote generally in the election of directors, voting together as a single class and without cause, only by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

Section 9. Newly Created Directorships and Vacancies: Except as otherwise fixed pursuant to the provisions of Article FOURTH of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the next succeeding annual meeting of stockholders following such director’s election and until such director’s successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 10. First Meeting: After each annual election of Directors and on the same day, the Board of Directors may meet for the purpose of organization, the election of officers and the transaction of other business at the place where regular meetings of the Board of Directors are held. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or which is approved by all the Directors by consent in writing or by electronic transmission.

Section 11. Regular Meetings: Regular meetings of the Board of Directors shall be held at such places and at such times as may from time to time be fixed by the Board. Notice of regular meetings need not be given.

Section 12. Special Meetings: Special meetings of the Board of Directors shall be held at any time upon the call of the Chairman of the Board or any two of the Directors. Notice of each such meeting shall be mailed to each Director, addressed to him at his residence or usual place of business, at least three days before the day on which the meeting is to be held, or shall be sent to him by telegraph, cable, wireless or electronic transmission so addressed or shall be delivered personally or by telephone at least 24 hours before the time the meeting is to be held. Each notice shall state the time and place of the meeting but need not state the purposes thereof, except as otherwise herein expressly provided. Notice of any meeting of the Board of Directors need not, however, be given to any Director, if waived by him in writing or by telegraph, cable, wireless or other form of recorded communication or electronic transmission or if he shall be present at such meeting; and any meeting of the Board shall be a legal meeting without any notice thereof having been given if all of the Directors of the Corporation then in office shall be present thereat.

Members of the Board of Directors, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 13. Quorum and Manner of Acting: Except as otherwise provided by statute or by these By-laws, a majority of the authorized number of Directors shall be required to constitute a quorum for the transaction of business at any meeting, and the affirmative vote of a majority of the Directors present at the meeting shall be necessary for the adoption of any resolution or the taking of any other action. In the absence of a quorum, the Director or Directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given.

Section 14. Written or Electronic Consent: Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board consent thereto in writing or by electronic transmission and such writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 15. Compensation: The Board of Directors shall have the authority to fix the compensation of Directors for services in any capacity and to provide that the Corporation shall reimburse each Director for any expenses paid to him on account of his attendance at any regular or special meeting of the Board. Nothing herein contained shall be construed so as to preclude any Director from serving the Corporation in any other capacity, or from serving any of its stockholders, subsidiaries or affiliated corporations in any capacity and receiving proper compensation therefor.

Section 16. Executive and Other Committees: The Board of Directors may in its discretion by resolution passed by a majority of the Directors present at a meeting at which a quorum is present designate an Executive Committee and one or more other committees, each consisting of one or more of the Directors of the Corporation, and each of which, to the extent provided in the resolution and the laws of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have power or authority as to the following matters:

(1)	The amendment of the Certificate of Incorporation of the Corporation (except as provided under the Delaware General Corporation Law);

(2)	The amendment of the By-laws of the Corporation;

(3)	Approval or recommending to stockholders any action which must be submitted to stockholders for approval under the Delaware General Corporation Law.

Unless a greater proportion is required by the resolution designating a committee of the Board of Directors, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, and the act of a majority of the members voting on any item of business, if a quorum votes, shall be the act of such committee. Any action required, or permitted to be taken at any meeting of a committee of the Board of Directors, may be taken without a meeting if all members of such committee consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 17. Indemnification.

(a) The Corporation shall indemnify and hold harmless to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) any person made or threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative (i) is or was a director or officer of the Corporation or (ii) is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (hereinafter, an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, against all liability, loss and expense (including attorneys’ fees, judgments, fines, excise taxes, penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection therewith; provided, however, that except as provided in Section 17(c), the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section 17 shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, the “undertaking”) by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “final disposition”) that such director or officer is not entitled to be indemnified for such expenses under this Section 17 or otherwise. The rights conferred upon indemnitees in this Section 17 shall be contract rights that vest at the time of such person’s service to or at the request of the Corporation and such rights shall continue as to an indemnitee who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

(b) To obtain indemnification under this Section 17, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 17(b), a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a “Change of Control” as defined in the Corporation’s Transitional Compensation Plan, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

(c) If a claim under Section 17(a) in connection with a proceeding (or part thereof) not initiated by the claimant is not paid in full by the Corporation within sixty (60) days after a written claim pursuant to Section 17(b) has been received by the Corporation (except in the case of a claim for advancement of expenses, for which the applicable period is twenty (20) days), the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. If a determination shall have been made pursuant to Section 17(b) that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 17(c). The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 17(c) that the procedures and presumptions of this Section 17 are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Section 17.

(d) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 17 (i) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or Disinterested Directors or otherwise and (ii) cannot be terminated by the Corporation, the Board of Directors or the stockholders of the Corporation with respect to a person’s service prior to the date of such termination. Any amendment, modification, alteration or repeal of this Section 17 that in any way diminishes, limits, restricts, adversely affects or eliminates any right of an indemnitee or his or her successors to indemnification, advancement of expenses or otherwise shall be prospective only and shall not in any way diminish, limit, restrict, adversely affect or eliminate any such right with respect to any actual or alleged state of facts, occurrence, action or omission then or previously existing, or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission.

(e) The Corporation may purchase and maintain insurance, at its expense, to protect itself and any current or former director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any liability, loss and expense, whether or not the Corporation would have the power to indemnify such person against such liability, loss and expense under the General Corporation Law of the State of Delaware. To the extent that the Corporation maintains any policy or policies providing such insurance, each such current or former director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in Section 17(f), shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such current or former director, officer, employee or agent.

(f) The Corporation may, to the extent authorized from time to time by the Board of Directors or the Chief Executive Officer, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any current or former employee or agent of the Corporation to the fullest extent of the provisions of this Section 17 with respect to the indemnification and advancement of expenses of current or former directors and officers of the Corporation.

(g) If any provision or provisions of this Section 17 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Section 17 (including, without limitation, each portion of any subsection of this Section 17 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (2) to the fullest extent possible, the provisions of this Section 17 (including, without limitation, each such portion of any subsection of this Section 17 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

(h) For purposes of this Section 17, references to “the corporation” shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section 17 with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this Section 17:

(1) “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(2) “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Section 17.

(j) Any notice, request or other communication required or permitted to be given to the Corporation under this Section 17 shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

Section 18. Emergency Provisions. Notwithstanding any other provision in the Corporation’s restated certificate of incorporation or Bylaws, this emergency Bylaw provision shall be operative (i) during any emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its Board of Directors or its stockholders, or (ii) during any nuclear or atomic disaster, or (iii) during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action, or (iv) during any other condition that may be provided under relevant provisions of Delaware Law (each condition described in clauses (i) through (iv) being referred to below as an “Emergency”). Pursuant to this Section 18, during any Emergency:

(a) A meeting of the Board of Directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances.

(b) Unless otherwise provided by the Board during an Emergency, notice of any meeting of the Board of Directors during such an Emergency may be given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication, television, radio or any other means.

(c) The officers or other persons designated on a list approved by the board of directors before the Emergency, all in such order of priority and subject to such conditions and for such period of time (not longer than reasonably necessary after the termination of the Emergency) as may be provided in the resolution approving the list, shall, to the extent required to provide a quorum at any meeting of the board of directors, be deemed directors for such meeting.

(d) The Board of Directors, either before or during any such Emergency, may provide, and from time to time modify, lines of succession in the event that during such Emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties.

(e) The Board of Directors, either before or during any such Emergency, may, effective in the Emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers so to do.

(f) No officer, director or employee acting in accordance with this Section, with any other emergency bylaw provision, or pursuant to DGCL Section 110 or any successor section, shall be liable except for willful misconduct.

(g) To the extent not inconsistent with this Section 18, the Bylaws of the Corporation shall remain in effect during any Emergency and upon its termination these emergency provisions shall cease to be operative.

(h) Nothing contained in this Section 18 shall be deemed exclusive of any other provisions for emergency powers consistent with this section that have been or may be adopted by the Board of Directors.

ARTICLE III.

Officers

Section 1. Officers Enumerated: The Board of Directors, as soon as may be practicable after the annual election of Directors, shall elect a Chairman, a President, and a Chief Executive Officer (or any combination thereof), one or more Vice Presidents (one or more of whom may be designated Executive Vice President or Senior Vice President), a Secretary, a Treasurer, and a Controller and from time to time may elect or appoint such other officers as it may determine. Any two or more offices may be held by the same person.

Section 2. Term of Office: Each officer shall hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified or until his death or until he shall resign or until he shall have been removed in the manner hereinafter provided.

Section 3. Powers and Duties: The officers of the Corporation shall each have such powers and authority and perform such duties in the management of the property and affairs of the Corporation as from time to time may be prescribed by the Board of Directors and, to the extent not so prescribed, they shall each have such powers and authority and perform such duties in the management of the property and affairs of the Corporation, subject to the control of the Board, as generally pertain to their respective offices.

Without limitation of the foregoing:

(a)	Chairman of the Board: The Chairman of the Board shall be a director of the Corporation and shall preside at all meetings of the Board and of the Executive Committee of the Board and at all meetings of stockholders. The Chairman of the Board shall undertake such other duties or responsibilities as the Board may assign.

(b)	President and Chief Executive Officer: The President and Chief Executive Officer shall be the chief executive officer of the Corporation and shall be a director of the Corporation. In the absence of the Chairman, the President and Chief Executive Officer shall preside at all meetings of the Board and of the Executive Committee of the Board and at all meetings of stockholders.

(c)	Vice Presidents: The Board of Directors shall determine the powers and duties of the respective Vice Presidents and may, in its discretion, fix such order of seniority among the respective Vice Presidents as it may deem advisable.

(d)	Secretary: The Secretary shall issue notices of all meetings of the stockholders and Directors where notices of such meetings are required by law or these By-laws and shall keep the minutes of such meetings. He shall sign such instruments and attest such documents as require his signature of attestation and affix the corporate seal thereto where appropriate.

(e)	Treasurer: The Treasurer shall have custody of all funds and securities of the Corporation and shall sign all instruments and documents as require his signature. He shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors.

(f)	Controller: The Controller shall be in charge of the accounts of the Corporation and he shall have such powers and perform such duties as may be assigned to him by the Board of Directors.

(g)	General Counsel: The General Counsel shall have general control of all matters of legal import concerning the Corporation.

Section 4. Temporary Absence: In case of the temporary absence or disability of any officer of the Corporation, except as otherwise provided in these By-laws, the Chairman of the Board, the President, the Vice Chairman, any Vice President, the Secretary or the Treasurer may perform any of the duties of any such other officer as the Board of Directors or Executive Committee may prescribe.

Section 5. Resignations: Any officer may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6. Removal: Any officer may be removed, either with or without cause, at any time by action of the Board of Directors.

Section 7. Vacancies: A vacancy in any office because of death, resignation, removal or any other cause may be filled by the Board of Directors.

Section 8. Compensation: The salaries of the officers shall be fixed from time to time by the Board of Directors. Nothing contained herein shall preclude any officer from serving the Corporation in any other capacity, including that of director, or from serving any of its stockholders, subsidiaries or affiliated corporations in any capacity and receiving a proper compensation therefor.

Section 9. Contracts, Checks, etc.: All contracts and agreements authorized by the Board of Directors, and all checks, drafts, bills of exchange or other orders for the payment of money, notes or other evidences of indebtedness, issued in the name of the Corporation, shall be signed by such person or persons and in such manner as may from time to time be designated by the Board of Directors, which designation may be general or confined to specific instances.

Section 10. Proxies in Respect of Securities of Other Corporations: Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the President and Chief Executive Officer, the Vice Chairman, a Vice President, or the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, or any one of them, may exercise or appoint an attorney or attorneys, or an agent or agents, to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation to vote or to consent in respect of such stock or other securities; and the Chairman of the Board, the President and Chief Executive Officer, the Vice Chairman, a Vice President, or the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer may instruct the person or persons so appointed as to the manner of exercising such powers and rights and the Chairman of the Board, the President and Chief Executive Officer, the Vice Chairman, a Vice President, or the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such ballots, consents, proxies, powers of attorney or other written instruments as they or either of them may deem necessary in order that the Corporation may exercise such powers and rights. Any stock or other securities in any other corporation which may from time to time be owned by or stand in the name of the Corporation may, without further action, be endorsed for sale or transfer or sold or transferred by the Chairman of the Board, the President and Chief Executive Officer, the Vice Chairman, or a Vice President, or the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation or any proxy appointed in writing by any of them.

ARTICLE IV.

Shares and Their Transfer

Section 1. Certificated and Uncertificated Shares. Shares of the Corporation’s stock may be certificated or uncertificated, as provided under Delaware law. All certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by the Chairman or a Vice Chairman or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar.

Section 2. Transfers. Transfers of stock shall be made on the books of the Corporation only by the record holder of such stock, or by attorney lawfully constituted in writing, and, in the case of stock represented by a certificate, upon surrender of the certificate. Except as hereinafter provided in the case of loss, destruction or mutilation of certificates, no transfer of stock shall be entered until the previous certificate, if any, given for the same shall have been surrendered and canceled.

Section 3. Lost, Destroyed or Mutilated Certificates: The Corporation may issue a new certificate of stock of the same tenor and same number of shares in place of a certificate theretofore issued by it which is alleged to have been lost, stolen or destroyed; provided, however, the Board of Directors or the Executive Committee or the Secretary of the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board or the Executive Committee, sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 4. Record Date: The Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action, as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights with respect to any change, conversion or exchange of stock or for the purpose of any other lawful action. If no record date is fixed, (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day upon which the meeting is held, and (b) the date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5. Books and Records: The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE V.

Seal

The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation, the year in which the Corporation was incorporated (1971) and the words “Corporate Seal—Delaware” and such other words or figures as the Board of Directors may approve and adopt.

ARTICLE VI.

Amendments

Except as otherwise provided by these By-laws, the Certificate of Incorporation, or by operation of law, the By-laws of the Corporation may be made, altered or repealed by vote of the stockholders at any annual or special meeting of stockholders called for that purpose or by the affirmative vote of a majority of the directors then in office given at any regular or special meeting of the Board of Directors.

ARTICLE VII.

Exclusive Forum.

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s Certificate of Incorporation or Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).